UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 30, 2005

SMART & FINAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

(323) 869-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The Company has entered into (a) the First Amendment to its Amended and Restated Credit Agreement dated November 18, 2004 (the “Credit Facility Amendment”) and (b) Amendment No. 9 to the Lease Agreement dated as of November 30, 2001 (the “Lease Facility Amendment”). The Credit Facility Amendment and the Lease Facility Amendment (collectively “Amendments”) became effective on September 30, 2005 (see Exhibits 10.60 and 10.61 filed under Item 9.01. Financial Statements and Exhibits.)

The Amendments permit the Company to repurchase shares of its capital stock from its stockholders in an amount not to exceed $10,000,000 per fiscal year, with a carryover provision of unspent authority from 2005 to 2006. In addition, the Amendments contain an amendment of certain financial covenants and a waiver of potential future defaults in connection with the Company’s announced proposed settlement of the Olivas v. Smart & Final lawsuit.

Item 8.01.	Other Events.

Stock Transactions by Chairman

On October 3, 2005, Ross E. Roeder, the Chairman of the Company, exercised options to purchase 369,750 shares of the Company’s common stock at exercise prices ranging from $4.280 to $10.132 per share. The options were granted to Mr. Roeder under the Company’s Long-Term Equity Compensation Plan. As permitted by this plan, the exercise price for the options was paid by Mr. Roeder’s transfer to the Company of 260,671 shares of the Company’s common stock previously held by Mr. Roeder. In connection therewith the Company also accepted from Mr. Roeder 25,750 shares of the Company’s common stock resulting from Mr. Roeder’s option exercise, plus cash for a remainder amount, in payment of applicable payroll taxes due on the transaction.

The Company will account for the shares surrendered by Mr. Roeder as treasury stock.

The net result of the October 3, 2005 transactions was to increase the total number of shares of the Company’s common stock directly held by Mr. Roeder from 260,671 shares to 344,000 shares.

Mr. Roeder has also indicated that he plans to sell up to 20,000 shares of the Company’s common stock through open market transactions, to fulfill a payroll tax obligation related to the earlier distribution of common stock from Mr. Roeder’s Company deferred compensation account.

Share Repurchase Program

On September 14, 2005 the Company announced the Board of Directors had authorized the repurchase of up to $20 million of the Company’s common stock. As permitted under the Amendments, the Company

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commenced purchases under the share repurchase program as of September 30, 2005. The Company plans to make repurchases from time to time in the open market or in privately negotiated transactions, at management’s discretion according to market conditions and the price of the Company’s common stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.60	Amendment No. 9 to Lease Agreement dated as of November 30, 2001 between Smart & Final Inc. as lessee, and Wells Fargo Bank Northwest, N.A., as lessor and Owner Trustee.

10.61	First Amendment to Amended and Restated Credit Agreement dated as of November 18, 2004 between Smart & Final Inc. as Borrower, certain financial institutions named therein, as Initial Lenders, BNP Paribas as Administrative Agent, Union Bank of California, N.A., as Syndication Agent, Natexis Banques Populaires and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Documentation Agents, and BNP Paribas Securities Corporation, as Lead Arranger and Book Manager.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL INC.

Date: October 5, 2005	By:	/s/ Richard N. Phegley
Richard N. Phegley
Senior Vice President and Chief Financial Officer

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